FORM OF PROXY CARD FOR SIRONA DENTAL SYSTEMS, INC.

EVERY VOTE IS IMPORTANT

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VOTE ON THE INTERNET
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VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
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Mail

VOTE BY MAIL
Vote, sign and date this Proxy
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PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

Please detach at perforation before mailing.

SPECIAL MEETING PROXY CARD

SPECIAL MEETING PROXY CARD

SIRONA DENTAL SYSTEMS, INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Jonathan Friedman and Michael Friedlander each with full power of substitution and revocation as Proxy to represent and vote all of his, her or its capital shares of stock of Sirona Dental Systems, Inc. ("Sirona") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Sirona to be held at [•], and at any and all adjournments or postponements thereof, upon the matters set forth in the Notice of the meeting. The Proxy is further authorized to vote in her or his discretion as to any other matters which may come before the meeting and at any and all adjournments or postponements thereof.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN AND WHEN NO INSTRUCTIONS ARE GIVEN WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

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EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on [•], 2016
The Notice and Proxy Statement for this meeting are available at:
https://www.proxy-direct.com/sds-27357

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE: ■

The Board of Directors of Sirona Dental Systems, Inc. ("Sirona") recommends a vote FOR proposals 1, 2 and 3.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, dated as of September 15, 2015 (as it may be amended from time to time, the "merger agreement") by and among DENTSPLY International Inc. ("DENTSPLY"), Sirona and Dawkins Merger Sub Inc.	☐	☐	☐
2.	To approve, on a non-binding advisory basis, specific compensatory arrangements between Sirona and its named executive officers relating to the merger.	☐	☐	☐
3.	To adjourn the Sirona special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Date (mm/dd/yyyy)	Signature — Please sign within the box / Title	Signature — (Joint Owners) / Title
/ /		

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